EXHIBIT 99.1

VISIUM TECHNOLOGIES, INC. – BOARD ACTION | PRIVILEGED

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF VISIUM TECHNOLOGIES, INC.

(In Lieu of Special Meeting Pursuant to Fla. Stat. § 607.0821)

The undersigned, being all of the members of the Board of Directors of Visium Technologies, Inc., a Florida corporation (the “Company”), hereby consent in writing, pursuant to Section 607.0821, Florida Statutes, and the Company’s Bylaws, to the adoption of the following resolutions, effective as of the date last signed below:

RECITALS

WHEREAS, the Company previously entered into that certain Amended and Restated Letter of Intent dated on or about March 29, 2026 (the “LOI”) with ConnexUS AI Inc., a Delaware corporation (“ConnexUS”), for the proposed 100% equity acquisition of ConnexUS, and that certain Combined Master Services Agreement and Statement of Work effective April 15, 2026 (the “SOW”) for development of the ATHENA platform;

WHEREAS, the Board has carefully reviewed the status of the ConnexUS incubation, including milestone performance, commercial viability, development costs, strategic alignment with the Company’s core RAG/agentic AI and nuclear initiatives, and overall value creation prospects;

WHEREAS, after due deliberation and consideration of all material facts, the Board has determined in good faith, exercising its business judgment under Fla. Stat. § 607.0830, that the ConnexUS incubation has failed to achieve its objectives and is no longer in the best interests of the Company or its shareholders;

WHEREAS, no directors have disclosed any interests ‘on both sides’ of the original transaction and this proposed LOI unwind; full disclosure of all conflicts has been made in the minutes and materials presented to the Board; David Pierce is a disinterested director for purposes of Fla. Stat. § 607.0831;

WHEREAS, the Board desires to effect a clean, arm’s-length termination of the LOI, secure comprehensive mutual releases, accept the resignation of Cheddi Rai, confirm the continuing Board composition, and authorize all required SEC/OTC disclosures;

RESOLUTIONS

NOW, THEREFORE, BE IT RESOLVED that the Board hereby determines, declares, and finds that the ConnexUS AI incubation constitutes a failed incubation and that termination of the LOI is in the best interests of the Company and its shareholders;

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VISIUM TECHNOLOGIES, INC. – BOARD ACTION | PRIVILEGED

FURTHER RESOLVED that the officers of the Company are authorized and directed to negotiate, execute, and deliver on behalf of the Company a Mutual Release, Settlement, and Termination Agreement (the “Release Agreement”) in substantially the form presented to the Board, with such changes as the executing officer(s) deem necessary or appropriate, provided such changes do not materially increase the Company’s obligations or diminish its rights; the Release Agreement shall: (a) terminate the LOI in their entirety; (b) confirm that all ATHENA intellectual property remains the exclusive property of ConnexUS AI with no license or ownership rights retained by the Company post-termination; (c) waive and release all payment, acceleration, and performance claims by ConnexUS against the Company; (d) provide mutual general releases of all claims arising out of or relating to the LOI, and related matters; and (e) include resignation of Cheddi Rai from all positions with the Company, if any, effective immediately;

FURTHER RESOLVED that the resignation of Cheddi Rai from any and all officer, director, or other positions with the Company is hereby accepted, effective immediately upon execution of the Release Agreement; the Company shall have no further severance, compensation, or other obligations to Mr. Rai except as expressly set forth in the Release Agreement;

FURTHER RESOLVED that the Board of Directors of the Company, effective immediately, is hereby constituted and confirmed as follows: Paul R. Taylor (Chairman and Chief Executive Officer), Mark Lucky (Chief Financial Officer), and David Pierce (Independent Director); any vacancies are filled in accordance with the Bylaws and Fla. Stat. § 607.0809 by action of the remaining directors;

FURTHER RESOLVED that the officers are authorized and directed to prepare, execute, and file with the Securities and Exchange Commission a Current Report on Form 8-K (and any amendments) disclosing the termination of the material definitive agreement (Item 1.02), resignation of officer/director (Item 5.02), and any change in Board composition, together with the Release Agreement as an exhibit, within the time periods required by SEC rules;

FURTHER RESOLVED that all actions heretofore taken by any officer or director of the Company in connection with the matters contemplated by these resolutions are hereby ratified, approved, and confirmed in all respects;

FURTHER RESOLVED that these resolutions may be executed in counterparts, each of which shall be deemed an original, and that electronic or PDF signatures shall be effective as originals for all purposes.

IN WITNESS WHEREOF, the undersigned directors have executed this Written Consent as of the dates set forth below.

/s/ Paul R. Taylor
Paul R. Taylor, Director

Date: June 09, 2026

/s/ Mark Lucky
Mark Lucky, Director

Date: June 09, 2026

/s/ David Pierce
David Pierce, Independent Director

Date: June 09, 2026

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